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                                  Exhibit 16.1




                             KABANI & COMPANY, INC.
                               8700 Warner Avenue
                                    Suite 200
                            Fountain Valley, CA 92708
                            -------------------------
                                 (714) 849 1543


                                                              September 27, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                    Re: Highland Holdings International, Inc.


Gentlemen:

We have read Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K/A, Amendment No. 1 of Highland Holdings International, Inc. dated September 27, 2001. We agree with the statements contained therein, including that we are no longer the Independent Certified Public Accountants for any future Securities Act of 1933 and Securities Exchange Act of 1934 filings by this registrant.


Very truly yours,


/s/  Kabani & Company, Inc.
Kabani & Company, Inc.
Certified Public Accountants